UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2024

Vertex Pharmaceuticals Incorporated

(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Northern Avenue

Boston, Massachusetts 02210

(Address of principal executive offices) (Zip Code)

(617) 341-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 20, 2024, Vertex Pharmaceuticals Incorporated (“Vertex”) completed its acquisition of Alpine Immune Sciences, Inc. (“Alpine”) for approximately $5.0 billion in equity value (the “Alpine Acquisition”). The accounting treatment for the Alpine Acquisition will be finalized during the second quarter of 2024.

Information Regarding the Completion of the Tender Offer

On April 10, 2024, Vertex, a Massachusetts corporation, Adams Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vertex (“Merger Sub”), and Alpine, a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), which was previously reported in the Current Report on Form 8-K filed on April 11, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). All capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Merger Agreement.

Following the consummation of the Offer, on May 20, 2024, Vertex completed its acquisition of Alpine, pursuant to the terms of the Merger Agreement, through the merger of Merger Sub with and into Alpine, and without a meeting of Alpine stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Alpine continuing as the surviving corporation and a wholly owned subsidiary of Vertex.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed by Alpine on its Current Report on Form 8-K dated April 10, 2024, and is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that are subject to risks, uncertainties and other factors. While Vertex believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the beliefs of Vertex only as of the date of this communication, and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Vertex and members of their senior management team. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,” “estimates,” and other words and terms of similar meaning. Such statements may relate to: plans to finalize the accounting treatment for the Alpine Acquisition during the second quarter of 2024.

Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Vertex’s business, particularly those risks listed under the heading “Risk Factors” and the other cautionary factors discussed in Vertex’s periodic reports filed with the SEC, including Vertex’s annual report on Form 10-K for the year ended December 31, 2023, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, all of which are available for free on the SEC’s website at www.sec.gov. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Vertex, and Vertex disclaims any obligation to update the information contained in this communication as new information becomes available, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 10, 2024, by and among Alpine, Vertex and Merger Sub (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Alpine with the SEC on April 10, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 20, 2024	/s/ Jonathan Biller
Jonathan Biller
Executive Vice President, Chief Legal Officer